As filed with the Securities and Exchange Commission on June 27, 2000
                                                       Registration No. 33-09259
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           THE SPORTS AUTHORITY, INC.
               (Exact name of issuer as specified in its charter)

              Delaware                              36-3511120
   (State or other jurisdiction of      (I.R.S. Employer Identification No.)
    incorporation of organization)

           3383 N. State Road 7                            33319
          Ft. Lauderdale, Florida                        (Zip Code)
  (Address of principal executive offices)

     THE SPORTS AUTHORITY, INC. 1996 STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                                  FRANK W. BUBB
              Senior Vice President, General Counsel and Secretary
                           The Sports Authority, Inc.
                             3383 North State Road 7
                          Ft. Lauderdale, Florida 33319
                     (Name and address of agent for service)

                                 (954) 735-1701
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             ROBERT J. LICHTENSTEIN
                           Morgan, Lewis & Bockius LLP
                               1701 Market Street
                           Philadelphia, PA 19103-2921
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE

============================ ========================= =========================== ========================== ====================
 Title of securities          Number of Shares           Proposed Maximum            Proposed Maximum           Amount of
   to be registered           To be registered          Offering price per          Aggregate Offering         registration
                                     (3)                     share (1)                Price (1) (2)                fee
                                                                                                                 (1) (2)
--------------------------- ------------------------- --------------------------- -------------------------- --------------------
  Common Stock, $.01                 -0-                        N/A                        N/A                     -0-
      par value
============================ ========================= =========================== ========================== ====================

(1) Estimated pursuant to paragraphs (c) and (h) of Rule 457 promulgated under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of common stock, par value $0.01 ("Common Stock") of The Sports Authority, Inc. (the "Company") on July 26, 1996 as reported on the New York Stock Exchange, but see Notes (2) and (3).

(2) The original registration fee of $16,632.54 for the registration of 2,250,000 shares of Common Stock was paid upon the filing of the Registration Statement on Form S-8 for The Sports Authority, Inc. 1996 Stock Option and Restricted Stock Plan (the "1996 Plan") filed on July 31, 1996 (the "1996 Plan Registration Statement") with the Securities and Exchange Commission (the "Commission"). However, pursuant to Note
         (3) below, the Company intends that the original fee of $16,632.54 be credited to the registration of 2,250,000 shares of Common Stock under the "2000 Plan" (as hereinafter defined). See Note (3).

(3) In 1996, the Company filed the 1996 Plan Registration Statement and registered 2,250,000 shares of Common Stock, and such other shares of Common Stock as may be issued pursuant to Rule 416, under the 1996 Plan. Prior to the date hereof, 250,808 issued stock options were exercised under the 1996 Plan. Subsequent to such exercise, 1,999,192 shares of Common Stock remained authorized for issuance under the 1996 Plan. Effective June 1, 2000 the Company and its shareholders approved and adopted The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan (the "2000 Plan"). The 2000 Plan amends, restates and replaces the 1996 Plan. Therefore, in accordance with the advice set forth in Telephone Interpretations G89 and G90 (Securities Act forms) of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations, dated July 1997 and General Instruction E to Form S-8 (collectively, the "Commission Advice"), the Company hereby deregisters the 2,250,000 shares of Common Stock currently registered under the 1996 Plan Registration Statement. Simultaneously with the filing of this Post-Effective Amendment No. 1 to the 1996 Plan Registration Statement ("Amendment No. 1") the Company is filing a Registration Statement on Form S-8 for the 2000 Plan (the "2000 Plan Registration Statement"). By its terms, the 2000 Plan Registration Statement shall register the 2,250,000 shares of Common Stock under the 1996 Plan, and such other shares of Common Stock as may be issued pursuant to Rule 416, under the 2000 Plan. Therefore, in accordance with the Commission Advice the Company intends that the 2,250,000 shares deregistered by this Amendment No. 1 to the 1996 Plan Registration Statement, and the $16,632.54 original filing fee already paid for such shares, be applied to the shares to be registered under the 2000 Plan and the filing fee to be paid for filing the 2000 Plan Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The contents of the 1996 Plan Registration Statement filed by the Company with the Commission, pertaining to the 1996 Plan, on July 31, 1996, as amended, are hereby incorporated by reference.

Item 8. Exhibits.(1)

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

          Exhibit No.      Description

             4.4 The Sports Authority, Inc. 2000 Stock Option and Stock Award Plan.

------------------
(1) No consents are required because this Amendment No. 1 to the 1996 Plan Registration Statement is deregistering shares.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on this 27th day of June, 2000.

                                  THE SPORTS AUTHORITY, INC.
                                  (Registrant)

                                  By: /s/ MARTIN E. HANAKA
                                     -------------------------------------
                                      Martin E. Hanaka
                                      Chairman of the Board and
                                      Chief Executive Officer

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank W. Bubb, his/her attorney-in-fact, with the power of substitution for him/her in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that such attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Name                            Title                          Date
         ----                            -----                          ----

/s/ MARTIN E. HANAKA          Chairman of the Board, Chief         June 27, 2000
---------------------------   Executive Officer and Director
Martin E. Hanaka              (Principal Executive Officer)


/s/ GEORGE R. MIHALKO         Executive Vice President and Chief   June 27, 2000
---------------------------   Financial Officer (Principal
George R. Mihalko             Financial Officer)


/s/ EVA L. CLAWSON            Vice President and Controller        June 27, 2000
---------------------------   (Principal Accounting Officer)
Eva L. Clawson

/s/ A. DAVID BROWN                         Director                June 27, 2000
---------------------------
A. David Brown

/s/ MARY ELIZABETH BURTON                  Director                June 27, 2000
---------------------------
Mary Elizabeth Burton

/s/ CYNTHIA R. COHEN                       Director                June 27, 2000
---------------------------
Cynthia R. Cohen

/s/ STEVE DOUGHERTY                        Director                June 27, 2000
---------------------------
Steve Dougherty

/s/ JULIUS W. IRVING                       Director                June 27, 2000
---------------------------
Julius W. Irving

/s/ CAROL A. FARMER                        Director                June 27, 2000
---------------------------
Carol A. Farmer

/s/ CHARLES H. MOORE                       Director                June 27, 2000
---------------------------
Charles H. Moore





/s/ FRANK W. BUBB             Attorney-In-Fact for the             June 27, 2000
---------------------------   Officers and Directors of
Frank W. Bubb                 The Sports Authority, Inc.

                                INDEX OF EXHIBITS

   EXHIBIT NO.      DESCRIPTION
   -----------      -----------
      4.4           The Sports Authority, Inc. 2000 Stock Option and Stock
                    Award Plan.